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                                  Law Offices
                                ALLAN M. LERNER
                           A Professional Association

2888 East Oakland Park Boulevard                       Telephone: (954) 563-8111
Fort Lauderdale, Florida 33306                         Facsimile: (954) 563-8522
                                                       E.Mail:    AMLRWP@AOL.com


                                 August 9, 2000


Nexland, Inc.
1101 Brickell Avenue
North Tower, Suite 200
Miami, FL 33131

Re: Filing of 6/30/00 10Q for Nexland, Inc.
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Gentleman:

This opinion is submitted pursuant to applicable rules of the Securities and Exchange Commission with respect to the filing of Form 10Q for the quarter ended June 30, 2000.

As securities counsel for Nexland, Inc., I have examined the attached Form 10Q and I hereby consent to the use of this opinion in the Form 10-Q to be filed with the Commission.


                                                  Allan M. Lerner, P.A.

AML:ajn